UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2009

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway
Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2009, FGX International Holdings Limited (the “Company”) received an extension of a deadline under its Revolving Credit and Term Loan Agreement, dated as of December 19, 2007, among the Company, FGX International, Inc. (“FGX”), FGX International Limited, SunTrust Bank, as administrative agent, and the lenders party thereto.  The extension allows the Company until March 31, 2010 to grant a required security interest in leasehold interests that FGX acquired in connection with its acquisition of Corinne McCormack, Inc. and Eye-Bar Inc. on October 28, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, the Compensation Committee of the Company’s Board of Directors approved the following arrangements for Alec Taylor, the Company’s Chief Executive Officer, in order to avoid certain anticipated materially adverse tax consequences to the Company and Mr. Taylor under Sections 280G and 4999 of the Internal Revenue Code in connection with the Company’s planned acquisition by Essilor International announced on December 15, 2009 (the “Acquisition”): (i) payment of a portion of Mr. Taylor’s anticipated bonus for fiscal 2009 under the Company’s previously-announced 2009 Cash Bonus Plan in the amount of $240,000 will be accelerated to be paid no later that December 31, 2009 from an original anticipated payment date in February 2010, provided that Mr. Taylor remains employed by the Company on the payment date; (ii) vesting of 16,667 restricted stock units (“RSUs”) held by Mr. Taylor will be accelerated to December 29, 2009 from their original December 3, 2010 and December 3, 2011 vesting dates, provided that Mr. Taylor remains employed by the Company on the accelerated vesting date; and (iii) no later than December 31, 2009, Mr. Taylor will be paid a special cash bonus if the market value of a share of the Company’s stock on the accelerated vesting date of such RSUs and/or the exercise date of the stock options described below is less than the consideration payable to the Company’s shareholders in the Acquisition ($19.75 per share).  Such bonus would be calculated as follows.  Mr. Taylor anticipates exercising approximately 400,000 non-qualified options to purchase Company shares in December 2009 at a per share exercise price of $10.11.  In connection with such option exercise, the Company will withhold and not issue a portion of the shares otherwise issuable with respect thereto having a total value equal to the aggregate exercise price of the options being exercised and the withholding and other taxes owed by Mr. Taylor with respect to the option exercise.  In connection with the vesting of RSUs described above, the Company also will retain and not issue a portion of the shares otherwise issuable with respect thereto having a value equal to the withholding and other taxes owed by Mr. Taylor with respect to the vesting.  The special cash bonus will be calculated by multiplying (a) the aggregate number of such shares retained or withheld upon the option exercise and RSU accelerated vesting, respectively, by (b) the excess of $19.75 per share over the market value of a share of the Company’s stock on the respective date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

December 24, 2009	By:	/s/ Anthony Di Paola
Anthony Di Paola
Executive Vice President and
Chief Financial Officer